[Letterhead of Castaing, Hussey & Lolan, LLC]







October 2, 2008



Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Re:      Energy Services of America Corporation
         File No. 001-32998

Dear sir or madam:

     We have read Item 4.01 of Energy Services of America Corporation's Current Report on Form 8-K dated October 1, 2008 and we agree with the statements concerning our firm contained therein.

     We have no basis to agree or disagree with any other matters reported therein.



/s/ Castaing, Hussey & Lolan, LLC